DII INDUSTRIES, LLC,
                                                  as Issuer,

                              HALLIBURTON COMPANY,
                                                  as Co-Obligor and Guarantor

                                       and

                              JPMORGAN CHASE BANK,
                                                  as Trustee


                             ---------------------



                          Fourth Supplemental Indenture


                          Dated as of December 20, 2002










(Baroid Note Indenture)

                          FOURTH SUPPLEMENTAL INDENTURE

         FOURTH SUPPLEMENTAL INDENTURE dated as of December 20, 2002 (the "Fourth Supplemental Indenture") among DII Industries, LLC (formerly Dresser Industries, Inc.), a Delaware limited liability company ("DII"), Halliburton Company, a Delaware corporation ("Halliburton"), and JPMorgan Chase Bank, a New York banking corporation (formerly Texas Commerce Bank National Association), as trustee (the "Trustee"), supplements the Indenture dated as of April 22, 1993 (the "Original Indenture") among Baroid Corporation, a Delaware corporation ("Baroid") and the Trustee, as supplemented by

         - the Supplemental Indenture dated as of August 4, 1994 (the "First Supplemental Indenture") among Baroid, Dresser Industries, Inc. (now DII), a Delaware corporation ("Dresser"), and the Trustee,

         - the Second Supplemental Indenture dated as of October 30, 1997 (the "Second Supplemental Indenture") between Dresser and the Trustee, and

         - the Third Supplemental Indenture dated as of September 29, 1998 (the "Third Supplemental Indenture") among Dresser, Halliburton and the Trustee,

pursuant to which DII's 8% guaranteed senior notes due 2003 (the "Securities") were issued and are outstanding. The Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is herein referred to as the "Indenture."

         Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture.

                                    RECITALS

1. On April 22, 1993, Baroid duly authorized the creation of the Securities and the execution and delivery of the Original Indenture and issued the Securities pursuant to the Original Indenture.

2. Following the acquisition of Baroid by Dresser, Baroid, Dresser and the Trustee entered into the First Supplemental Indenture pursuant to which, among other things, Dresser fully and unconditionally guaranteed the payment of the principal, premium, if any, and interest on the Securities and the performance of Baroid's obligations under the Indenture.

3. On October 30, 1997, Baroid was liquidated through distribution of its assets to and assumption of its liabilities by Dresser and was dissolved, and Dresser and the Trustee entered into the Second Supplemental Indenture pursuant to which Dresser assumed and succeeded to all of Baroid's obligations under the Indenture.

4. On September 29, 1998, Dresser became a wholly owned subsidiary of Halliburton and Dresser, Halliburton and the Trustee entered into the Third Supplemental Indenture pursuant to which Halliburton fully and unconditionally guaranteed the payment of the principal, premium, if any, and interest on the Securities and the performance of Dresser's obligations under the Indenture.

5. In April 2002, Dresser became a Delaware limited liability company and was renamed DII Industries, LLC.

6. Halliburton has agreed to assume as a co-obligor all of DII's obligations under the Indenture.

7. Section 8.01 of the Indenture provides that DII, Halliburton and the Trustee may amend or supplement the Indenture without notice to or consent of any registered holder of Securities to make any changes that do not adversely affect the rights of any registered holder of Securities.

8. Halliburton's assumption as a co-obligor of DII's obligations under the Indenture will not adversely affect the rights of any registered holder of Securities.

9. Each of DII and Halliburton have duly determined to make, execute and deliver to the Trustee this Fourth Supplemental Indenture pursuant to the Indenture.

         NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

         In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of the respective registered holders from time to time of the Securities, as follows:

                                   SECTION ONE

                            ASSUMPTION OF OBLIGATIONS

         Effective as of the date hereof, (a) Halliburton hereby expressly assumes as a co-obligor the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture, as supplemented by this Fourth Supplemental Indenture; and (b) Halliburton, together with DII, will be deemed to be the "Company" for purposes of the Indenture, with the same effect as if Halliburton and DII had each been named as the "Company" in the Indenture, as supplemented by this Fourth Supplemental Indenture.

         Nothing herein shall be construed to release DII from any of its obligations under the Indenture and under the Securities, including its obligation to pay the principal of and premium, if any, and interest on the Securities.

                                   SECTION TWO

                                     NOTICES

         Pursuant to Section 9.02 of the Indenture, any notice or communication provided or permitted by the Indenture to be made upon, given or furnished to, or filed with, Halliburton, shall be addressed:

         If to Halliburton:

         Halliburton Company
         4100 Clinton Drive
         Houston, TX 77020
         Attention: Jerry H. Blurton, Vice President and Treasurer

         If to DII:

         DII Industries, LLC
         4100 Clinton Drive
         Houston, TX 77020
         Attention: Peter W. Arbour, Vice President and Secretary

         If to Trustee:

         JPMorgan Chase Bank
         600 Travis Street, Suite 1150
         Houston, Texas 77002
         Attention:  Institutional Trust Services - DII Industries (Baroid)

                                  SECTION THREE

                                  RATIFICATION

         Except as expressly amended and supplemented by this Fourth Supplemental Indenture, the Indenture shall remain unchanged and in full force and effect. This Fourth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof.

                                  SECTION FOUR

                                  GOVERNING LAW

         This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                  SECTION FIVE

                                  COUNTERPARTS

         This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

         IN  WITNESS  WHEREOF,  each  of the  parties  have  duly  executed  and delivered this Fourth Supplemental Indenture or have caused this First Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                          DII INDUSTRIES, LLC



                          By:   /s/ Bruce A. Stanski
                             ------------------------------------------------
                             Name:  Bruce A. Stanski
                             Title: Vice President and Chief Financial Officer



                          HALLIBURTON COMPANY



                          By:   /s/ Douglas L. Foshee
                             -------------------------------------------------
                             Name:  Douglas L. Foshee
                             Title: Executive Vice President and Chief
                                    Financial Officer



                          JPMORGAN CHASE BANK, as Trustee



                          By:   /s/ Carol Logan
                             ----------------------------------------
                             Name:  Carol Logan
                             Title: Vice President and Trust Officer